Exhibit 16.1

November 17, 2008

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, D.C. 20549

RE:	WorldSpace, Inc. File No. 000-51466

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of WorldSpace, Inc. dated October 27, 2008, and agree with such statements concerning our Firm contained therein.

/s/ Grant Thornton LLP

Grant Thornton LLP

McLean, Virginia